UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2012 (November 8, 2012)

AmREIT, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35609	20-8857707
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Greenway Plaza, Suite 1000, Houston, Texas		77046
(Address of Principal Executive Offices)		(Zip Code)

(713) 850-1400

(Registrant's telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01. Entry into a Material Definitive Agreement.

On October 12, 2012, AmREIT, Inc. (the “Company”), through its wholly owned subsidiary AmREIT Realty Investment Corporation, entered into a purchase and sale agreement (the “Agreement”) with Preston Royal Realty Company to purchase Preston Royal Village Shopping Center, a retail shopping center containing approximately 230,000 square feet of gross leasable area, for a purchase price of $62.0 million, exclusive of closing costs. The Company intends to fund the purchase price through a combination of cash on hand, funds drawn against its existing revolving credit facility, and, potentially, the Company intends to place mortgage financing on the property at, or subsequent to, closing. The acquisition is expected to close in December 2012.

The property, originally built in 1958, is located at the northwest and northeast corners of the intersection of Preston Road and Royal Lane in Dallas, Texas and is comprised of a fee simple interest in the northwest corner portion and a ground leasehold interest in the northeast corner portion, with 27 years remaining on the ground lease. The property is currently 97.3% leased with major tenants including Tom Thumb, Barnes & Noble and Chico’s.

Pursuant to the Agreement, the Company was required to pay an initial earnest money deposit of $1.25 million, which will be applied towards the purchase price on the date of closing. During the inspection period, which expired on November 8, 2012, the Company had the right to terminate the agreement for any reason and receive a full refund of the earnest money. The Agreement contains customary representations and warranties by the Company and the seller, and there remain other conditions precedent to the Company’s obligation to close on the acquisition of the property, including seller’s delivery of clean title to the property. Accordingly, as of the date of this report, and until the closing of the acquisition, there can be no assurance that the Company will acquire the property.

Certain statements included in this Current Report on Form 8-K are forward-looking statements within the meaning Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements above include, but are not limited to, matters identified as expectations and matters with respect to the future acquisition of the property. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For more information regarding risks and uncertainties that may affect the Company’s future results, review the Company’s filings with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmREIT, Inc.

Date: November 13, 2012	By:	/s/ Chad C. Braun
Chad C. Braun Executive Vice President, Chief Financial Officer, Chief Operating Officer, Treasurer and Secretary